Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Giga-tronics Incorporated on Form S-1 (File No. 333-227874, effective October 19, 2018), Form S-8 (File No. 333-227872, effective October 17, 2018; File No. 333-135578, effective July 3, 2006; File No. 333-69688, effective September 24, 2001; File No. 333-45476, effective September 8, 2000; File No. 333-48889, effective March 30, 1998; File No. 333-39403, effective November 5, 1997; File No. 333-34719, effective August 29, 1997) and Form S-3 (File No. 333-210157, effective March 21, 2016; File No. 333-205051, effective August 20, 2015) of our report dated May 30, 2019, with respect to the consolidated balance sheet of Giga-tronics Incorporated and subsidiary as of March 30, 2019, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, which report appears in the March 30, 2019 annual report on Form 10-K of Giga-tronics Incorporated.

/s/ ArmaninoLLP
San Ramon, California

May 30, 2019